Item 77C - DWS
Massachusetts
Tax Free Fund (a
series of
DWS State Tax
Free Trust)

Registrant
incorporates by
reference to Proxy
Statement filed on
February
22, 2006
(Accession No.
0000927016-02-
001111).
A Special Meeting
of Shareholders
(the "Meeting") of
DWS
Massachusetts
Tax-Free Fund
(the "Fund") was
held on May 5,
2006, at the
offices of
Deutsche Asset
Management, 345
Park Avenue,
New York, New
York
10154. At the
Meeting, the
following matters
were voted upon
by the
shareholders (the
resulting votes are
presented below).
I.	Election of
Board Members.
("Number of
Votes" represents
all
Funds that are a
series of DWS
State Tax-Free
Trust.)


Number of Votes:

For
Withheld
Henry P. Becton,
Jr.
23,098,413.597
1,356,893.839
Dawn-Marie
Driscoll
23,096,844.667
1,358,462.769
Keith R. Fox
23,085,579,672
1,369,727.764
Kenneth C.
Froewiss
23,036,911.459
1,418,395.977
Martin J. Gruber
22,957,709.081
1,497,598.355
Richard J. Herring
22,995,968.389
1,459,339.047
Graham E. Jones
23,051,523.383
1,403,784.383
Rebecca W.
Rimel
23,091,722.110
1,363,585.326
Philip Saunders,
Jr.
23,069,539.829
1,385,767.607
William N.
Searcy,
Jr.
23,021,904.042
1,433,403.394
Jean Gleason
Stromberg
23,052,324.640
1,402,982.796
Carl W. Vogt
23,089,322.837
1,365,984.599
Axel Schwarzer
22,978,946.688
1,476,360.748



II-A.
	Approval of
an Amended and
Restated
Investment
Management
Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
19,372,636.104
865,377.957
975,071.375
3,242,222.000

II-B.
	Approval of a
Subadvisor
Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
17,896,734.264
2,289,917.362
1,026,433.810
3,242,222.000

III.	Approval of a
Revised
Fundamental
Investment
Restriction
Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
19,036,500.864
1,135.656,326
1,040,928.246
3,242,222.000

IV-A.
	Approval of
an Amended and
Restated
Declaration of
Trust.
("Number of
Votes" represents
all funds that are a
series of DWS
State Tax-Free
Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
19,052,392.889
1,144,516.320
1,016,176.227
3,242,222.000

The Meeting was
reconvened on
June 27, 2006, at
which time the
following
matter was voted
upon by the
Shareholders (the
resulting votes are
presented below):



IV-B.
	Approval of
Further
Amendments to
the Amended and
Restated
Declaration of
Trust. ("Number
of Votes"
represents all
funds that
are a series of
DWS State Tax-
Free Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
21,549,534.552
1,451,262.141
1,114,758.821
2,424,980.000

*	Broker non-
votes are proxies
received by the
Fund from brokers
or nominees when
the
broker or nominee
neither has
received
instructions from
the beneficial
owner or other
persons entitled to
vote nor has
discretionary
power to vote on a
particular matter.



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